UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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Filed by a party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Eargo, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On December 1, 2023, William Brownie, Interim Chief Executive Officer and Chief Operating Officer of Eargo, Inc. (“Eargo” or the “Company”) sent the following email to Eargo employees. Certain information linked within this communication was previously filed on Form 8-K on October 30, 2023.

Subject:	Eargo Go Private Transaction Update

To the entire Eargo team:

We are at the beginning of an exciting new chapter.  On October 30, 2023, we announced that we had entered into a definitive merger agreement with an affiliate of Patient Square Capital, which will result in us becoming a privately held company.

There are customary closing conditions to satisfy over the coming months before we can complete the transaction, which we anticipate will happen in the first quarter of 2024.  Until then, we will continue to operate in a business as usual position as a public company focused on our mission of improving hearing health.

We are aware you may have a lot of questions at this time.  We have attached an FAQ to address some of the immediate questions you may have.  Please keep in mind some of your questions we can answer now, while others—particularly as it relates to the Company’s operations after the merger—won’t be known until we are closer to or after the completion of the transaction.

That we are here, at this next step in our journey, is a testament to the hard work of the entire Eargo team.  I am grateful to each of you for your hard work, dedication, and passion for our company, our mission, and our various stakeholders—especially our customers.

Thank you,
Bill

Transaction Employee FAQ

1.	What was announced?

On October 30, 2023, we announced that we had entered into a definitive merger agreement, dated as of October 29, 2023, with an affiliate of Patient Square Capital (“Patient Square”), our majority shareholder, under which they will acquire all of the shares of Eargo common stock through a merger transaction for a price of $2.55 per share (referred to as the “Merger Consideration”).  Upon closing of the transaction, Eargo will become a private company and will no longer be publicly listed or traded on Nasdaq.

2.	What does this mean for employees?

Patient Square has shown a deep appreciation for Eargo’s people, technology, and future opportunities.  They, like us, believe strongly in our company’s mission.

The announcement of the transaction was just the first step toward completing the transaction, and there are customary closing conditions that will need to be satisfied over the coming months.  Until the transaction is completed, which we anticipate to occur in the first quarter of 2024, it remains business as usual for all of us at Eargo.  Our commitment to our customers and to improving the lives of those with hearing loss remains the same, and we are counting on you to remain focused on your day-to-day responsibilities.

3.	What does this mean for my pay and benefits?

Our approach with respect to employee salaries, compensation, and benefits is expected to remain unchanged through the closing of the transaction.  Also, we can assure you that Patient Square has committed that, for at least one year after the transaction closes, severance benefits will be substantially comparable to our current policy, which we put in place over the summer.

4.	I have shares of Eargo common stock. What happens to my stock in the transaction?

Any shares of Eargo common stock you own as of the closing date will be exchanged for $2.55 per share.

5.	I have vested and unvested stock options. What happens to my stock options?

Your unvested stock options will continue to vest on their vesting schedules from now until closing.  You are free to exercise any of your vested stock options at their applicable exercise price, should you choose to, subject to applicable securities laws.

Because your options (whether vested or unvested) have a per share exercise price that is higher than $2.55 (which options you may hear being referred to as being “under water”), they will be cancelled at the closing for no consideration, meaning you will not receive any money for them and there will be no options outstanding following the closing.

6.	I have restricted stock unit awards (“RSUs”). What happens to these awards?

Your outstanding RSUs will continue to vest on their vesting schedules from now until closing.  Any RSUs that have vested (and therefore converted into shares of our common stock) prior to the closing date will be treated in the same manner as other shares of our common stock as described in Question #4 above.

Any unvested RSUs as of the closing date will be converted into a cash-based award, entitling you to receive $2.55 per RSU, which will vest and be paid in accordance with the award’s original vesting/payment schedule.

7.	Will any new equity awards (options or RSUs) be issued to employees after the closing of the transaction?

Patient Square believes in aligning the interests of a company’s shareholders and its employees.  Any discussion regarding a new equity plan will need to take place after the closing of the transaction.

8.	Do I need to do anything to be paid for my equity at closing?

We are working to establish processes for payment, and you should expect to receive additional information closer to the closing date.

9.	What is the timeline to close?

The transaction is anticipated to close in the first quarter of 2024, subject to the satisfaction of certain customary closing conditions.

10.	What should I say if I am contacted by a third party about the transaction?

Please refer all third-party, media and investor-related inquiries to Adam Laponis at ir@eargo.com

Cautionary Statement Regarding Forward-Looking Statements

This FAQ contains forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this FAQ are forward-looking statements, including statements regarding the expected consummation of the proposed transaction or the anticipated timing thereof.  Words such as “approximately,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” and similar terms and phrases are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.  Forward-looking statements are based on a number of assumptions about future events and are  subject to risks and uncertainties that may cause actual results to differ materially from those that we are expecting, including, among others, the risks associated with proposed transaction generally, such as the failure to consummate or delay in consummating the merger for any reason; the risk that a condition to closing of the merger may not be satisfied; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted following announcement of the merger; failure to retain key management and employees of the Company; unfavorable reaction to the merger by customers, competitors, suppliers and employees; the risk of litigation and/or regulatory actions related to the proposed transaction or unfavorable results from currently pending litigation and proceedings or litigation and proceedings that could arise in the future;  the ability to meet expectations regarding the timing and completion of the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction; significant transaction costs and other risks that are described in greater detail in the sections titled “Risk Factors” contained in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in our other filings with the Securities and Exchange Commission (the “SEC”).  Any forward-looking statements in this FAQ are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, are based on current expectations, forecasts and assumptions, and speak only as of the date of this FAQ.  Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. The factors described above cannot be controlled by the Company.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company has filed with the SEC and will furnish to the Company’s stockholders a proxy statement, and the parties have jointly filed a Rule 13e-3 Transaction Statement on Schedule 13e-3 (the “Schedule 13E-3”) and other relevant documents.  This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.  Stockholders of the Company are urged to read the proxy statement and Schedule 13E-3 and any other documents to be filed with the SEC in connection with the proposed transaction or incorporated by reference in the proxy statement and Schedule 13E-3 because they will contain important information about the Company, the proposed transaction and related matters. Investors will be able to obtain a free copy of proxy statement, the Schedule 13E-3 and other related documents (when available) filed by the Company with the SEC at the SEC’s website at http://www.sec.gov.  In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Investor Relations section of the Company’s Web site at https://ir.eargo.com/ or by directing a request to the Secretary of the Company, 2665 North First Street, Suite 300, San Jose, California 95134.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed to be “participants” in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction contemplated by the preliminary proxy statement (the “Proxy Statement”) filed with the SEC on November 21, 2023 relating to the Special Meeting of stockholders. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed transaction, which may be different than those of the Company stockholders generally, is set forth in the sections entitled “OTHER IMPORTANT INFORMATION REGARDING EARGO – Security Ownership of Certain Beneficial Owners and Management” and “OTHER IMPORTANT INFORMATION REGARDING EARGO – Directors and Executive Officers of Eargo” included in the Proxy Statement (and which is available at https://www.sec.gov/Archives/edgar/data/1719395/000114036123054231/ny20014378x1_prem14a.htm), in the section entitled “Directors, Executive Officers and Corporate Governance” included in the Company’s most recent Annual Report filed on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 10-K”), which was filed with the SEC on March 23, 2023 (which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1719395/000095017023009521/ear-20221231.htm) and in the sections entitled “INFORMATION REGARDING EXECUTIVE OFFICERS” and “INFORMATION ABOUT STOCK OWNERSHIP – Security Ownership Of Certain Beneficial Owners and Management” included in the Company’s definitive proxy statement filed with the SEC on April 24, 2023 relating to the 2023 annual meeting of stockholders (which is available at https://www.sec.gov/Archives/edgar/data/1719395/000114036123019916/ny20007963x1_def14a.htm).  Stockholders can find information about the Company and its directors and executive officers and their ownership of the Company’s common stock in the Company’s Proxy Statement and in Forms 4 of directors and executive officers filed with the SEC.